Exhibit 99.1

Sidus Space Appoints Former Airbus US Space & Defense Executive Director, Lavanson (LC) Coffey III, to its Board of Directors

CAPE CANAVERAL, FL, September 3, 2024 – Sidus Space (NASDAQ: SIDU) (the “Company” or “Sidus”), a provider of end-to-end precision Space Infrastructure solutions that include satellite Data-as-a-Service on its proprietary on-orbit platform, today announced that its Board of Directors has appointed Lavanson (LC) Coffey as an Independent Director, effective August 27, 2024.

Carol Craig, Chairman and CEO of Sidus Space, stated “We are thrilled to welcome Mr. Coffey to the Sidus Board. With 40 years of aerospace experience and senior leadership across military, government, and commercial sectors, he brings invaluable insights and strategic direction that will help us build upon our recent commercial space successes.”

LC Coffey added “I am honored to join the Sidus team. I believe Sidus Space is on a journey that will continue to result in groundbreaking innovations and industry changing achievements. I look forward to leveraging my space industry knowledge and experience to support Sidus’ ongoing strategic growth.”

Lavanson C. Coffey III, who prefers to be called “LC,” brings nearly four decades of aerospace experience and leadership to Sidus Space. After retiring from the U.S. Air Force, LC joined Ball Aerospace, where he led the launch mission for the Intelligence Community’s first commercially procured launch vehicle. This achievement paved the way for commercial launch providers across the nation and helped the U.S. government begin realizing affordable space lift. Following his time at Ball Aerospace, LC joined Airbus U.S. Space & Defense as Vice President & Business Enabler and later served as Executive Director for their Space line of business.

LC developed his leadership skills in the U.S. Air Force, where his assignments ranged from Rocket Propulsion Engineering and Project Management to serving as an Assistant Professor of Astronautical Engineering and Aide-de-Camp for the U.S. Air Force Academy Superintendent. As Program Manager and Division Deputy Director, LC played a key role in building the nation’s Atlas 5 launch capability and rehabilitating the Delta 4-heavy launch pad at Vandenberg AFB. He later served as the Secretary of the Air Force’s Legislative Liaison in the U.S. Senate and concluded his Air Force career by commanding the First Space Launch Squadron at Cape Canaveral, the 2nd Cadet Group at the U.S. Air Force Academy, and the 30th Launch Group at Vandenberg, CA.

LC holds a BS in Engineering from the U.S. Air Force Academy, an MS in Engineering Management from California State University, and two additional MA degrees from Air University.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is a multi-faceted Space Infrastructure-as-a-Service satellite company focused on mission-critical hardware manufacturing; multi-disciplinary engineering services; satellite design, production, launch planning, mission operations; and in-orbit support. The Company is in Cape Canaveral, Florida, where it operates from a 35,000-square-foot manufacturing, assembly, integration, and testing facility focused on vertically integrated Space-as-a-Service solutions including end-to-end satellite support.

Sidus Space has a mission of Bringing Space Down to Earth™ and a vision of enabling space flight heritage status for new technologies while delivering data and predictive analytics to domestic and global customers. More than just a “Satellite-as-a-Service” provider, Sidus Space products and services are offered through its several business units: Space-as-a-Service, Space-Based Data Solutions, AI/ML Products and Services, Mission Planning and Management Operations, 3D Printing and Products and Services, Satellite Manufacturing and Payload Integration. and Space and Defense Hardware Manufacturing. Sidus Space is ISO 9001:2015, AS9100 Rev. D certified, and ITAR registered.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2023, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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